UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 14, 2011

Alpha and Omega Semiconductor Limited
(Exact name of registrant as specified in its charter)

Bermuda	001-34717	77-0553536
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Clarendon House
2 Church Street
Hamilton HM 11
Bermuda
(Address of principal executive offices)
(408) 830-9742
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On December 14, 2011, Alpha and Omega Semiconductor Limited and its wholly-owned subsidiary, Jireh Semiconductor Incorporated (collectively, the “Company”), entered into an asset purchase agreement (“Agreement”) with Integrated Device Technology, Inc. (“IDT”), pursuant to which the Company will acquire certain assets associated with a 200mm wafer fabrication facility for a purchase price of $26 million in cash (the “Purchase Price”). The Company has previously paid a cash deposit of $5 million which will be applied to the Purchase Price. Pursuant to the Agreement, the Purchase Price may be adjusted based on changes in the value of certain inventory utilized in the maintenance and repair of the equipment located at the facility. The parties have made customary representations and warranties under the Agreement. The acquisition is subject to customary closing conditions, and the Company expects to close the transaction prior to January 31, 2012.
The foregoing description is a summary and qualified in its entirety by Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits
(d) The following document is filed as exhibits to this report:

Item No.	Exhibit

10.1	Asset Purchase Agreement dated December 14, 2011 between Alpha and Omega Semiconductor Limited, Jireh Semiconductor Incorporated and Integrated Device Technology, Inc.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 20, 2011	Alpha and Omega Semiconductor Limited
	By:	/s/ Ephraim Kwok
Ephraim Kwok
Chief Financial Officer